Exhibit 10.2

SECOND AMENDMENT TO SENIOR SUBORDINATED

NOTE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT (this “Second Amendment”) is entered into as of May 24, 2006 among (i) The Royal Bank of Scotland PLC (“RBOS”), acting in its capacity as the sole current Lender and as Agent for the Lender pursuant to the hereinafter referenced Note Purchase Agreement; and (ii) Opinion Research Corporation, a Delaware corporation, MACRO International, Inc., a Delaware corporation, Social and Health Services, Ltd., a Maryland corporation, ORC Holdings, Ltd., an English company, O.R.C. International Ltd., an English company, and any other “Borrower” party to the Note Purchase Agreement from time to time (the “Borrowers”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Note Purchase Agreement.

W I T N E S S E T H:

WHEREAS, Borrowers, Agent and Lender are parties to that certain Senior Subordinated Note Purchase Agreement dated as of July 29, 2005 (as amended by that certain First Amendment to Senior Subordinated Note Purchase Agreement dated as of January 18, 2006, the “Note Purchase Agreement”);

WHEREAS, the Borrowers have requested and the Lenders have agreed to consent to certain proposed revisions to the Borrowers credit facilities with Citizens Bank of Pennsylvania more fully described below, subject to the terms and conditions set forth herein, including, without limitation, the revision of certain of the financial covenants of the Borrowers set forth in the Note Purchase Agreement.

NOW THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The foregoing recitals are hereby incorporated herein by this reference and made a part hereof, with the same force and effect as if fully set forth herein.

2. Sections 6.15(c) set forth in the Note Purchase Agreement is hereby deleted in its entirety, and the following substituted in lieu thereof:

“(c) Leverage Ratio. The Borrowers and the Non-Borrower Subsidiaries will maintain on a consolidated basis for each quarter ending during the periods specified below, a Leverage Ratio of not more than the following:

Period	Maximum Leverage Ratio
April 1, 2006 through September 30, 2006	5.00 to 1.00
From October 1, 2006 through September 30, 2007	4.70 to 1.00
From and after October 1, 2007	4.50 to 1.00

For purposes of the foregoing, “Leverage Ratio” shall mean, for each measurement period, the ratio of the Borrower’s and the Non-Borrower Subsidiaries’ Total Debt to EBITDA. The Leverage Ratio shall be measured on the last day of each fiscal quarter throughout the term of the Loan.”

3. Simultaneously with the execution and delivery of this Second Amendment (and as a condition precedent to the effectiveness of this Second Amendment), the Agent and its counsel shall have received (i) a fully executed copy of that certain Fifth Modification to Business Loan and Security Agreement and Other Loan Documents dated as of May 4, 2004 (as amended, the “Loan and Security Agreement”), executed by Citizens Bank of Pennsylvania, as agent for certain lender parties thereto and the Borrowers (the “Citizens Modification”), in form and substance satisfactory to the Agent and its counsel in all respects; and (ii) confirmation that all of the conditions precedent specified in the Citizens Modification have been satisfied or waived. Agent hereby acknowledges and consents to the modifications of the Leverage Ratio as proposed by the Citizens Modification.

4. Simultaneously with the Borrowers’ execution and delivery of this Second Amendment (and as a condition precedent to the effectiveness of this Second Amendment), the Borrowers shall (a) pay to the Agent, in immediately available funds, all of the Agent’s and Lenders’ costs and expenses associated with this Second Amendment and the transactions referenced herein or contemplated hereby, including, without limitation, the Agent’s and Lenders’ reasonable legal fees and expenses; and (b) deliver to the Agent the other documents, instruments and agreements referenced herein.

5. The Borrowers hereby represent, warrant, acknowledge and agree that as of the date hereof (a) all accrued and unpaid interest and fees payable with respect to the Notes due and payable on or prior to the date hereof have been paid; (b) the Notes have a current outstanding principal balance of Twenty Million and No/100 Dollars ($20,000,000.00); (c) after giving effect to the transactions contemplated hereby, there are no set-offs or defenses against and no defaults under the Note Purchase Agreement, any of the Notes or any other Loan Document; (d) after giving effect to the transactions contemplated hereby, no act, event or condition has occurred which, with notice or the passage of time, or both, would constitute a default under the Note Purchase Agreement, any of the Notes or any other Loan Document; (e) all of the representations and warranties of the Borrowers contained in the Note Purchase Agreement expressly qualified by a “materiality” standard are true and correct in all respects as of the date hereof, and all of the representations and warranties of the Borrowers contained in the Note Purchase Agreement not expressly qualified by a “materiality” standard are true and correct in all material respects as of the date hereof (except with respect to those changes in facts and circumstances which are expressly permitted by the terms of the Note Purchase Agreement or to the extent that such representations and warranties expressly relate solely to an earlier date), unless the Borrowers are unable to remake and redate any such representation or warranty, in which case the Borrowers have previously disclosed the same to the Agent and the Lenders in writing, and such inability does not constitute or give rise to an Event of Default; and (f) all schedules attached to the Note Purchase Agreement with respect to any particular representation and warranty of the Borrowers set forth in the Note Purchase Agreement (as modified) remain true, accurate and complete, as updated in writing to the Agent as of the date of this Second Amendment.

6. The Borrowers, and their respective representatives, successors and assigns, hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE, and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions, and causes of action of whatsoever kind or nature, whether known or unknown, which they have, may have, or might have or may assert now or in the future against the Agent and/or the Lender directly or indirectly, arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, in each case related to, arising from or in connection with the Loan, whether known or unknown, and which occurred, existed, was taken, permitted, or begun prior to the date hereof (including, without limitation, any claim, demand, obligation, liability, defense, counterclaim, action or cause of action relating to or arising from the grant by the Borrowers to the Lenders of a security interest in or encumbrance on collateral that is, was or may be subject to, or an agreement by which the Borrowers are bound and which contains, a prohibition on further mortgaging or encumbering the same). The Borrowers hereby acknowledge and agree that the execution of this Second Amendment by the Agent and the Lenders shall not constitute an acknowledgment of or an admission by the Agent and/or the Lenders of the existence of any such claims or of liability for any matter or precedent upon which any liability may be asserted.

7. Except as expressly set forth herein, nothing contained in this Second Amendment is intended to or shall otherwise act to nullify, discharge, or release any obligation incurred in connection with the Notes, the Note Purchase Agreement and/or the other Loan Documents or to waive or release any collateral given by the Borrowers to secure the Notes, nor shall this Second Amendment be deemed or considered to operate as a novation of the Notes, the Note Purchase Agreement or the other Loan Documents. Except to the extent of any express conflict with this Second Amendment or except as otherwise expressly contemplated by this Second Amendment, all of the terms and conditions of the Notes, the Note Purchase Agreement and the other Loan Documents shall remain in full force and effect, and the same are hereby expressly approved, ratified and confirmed. In the event of any express conflict between the terms and conditions of the Notes, the Note Purchase Agreement or the other Loan Documents and this Second Amendment, this Second Amendment shall be controlling and the terms and conditions of such other documents shall be deemed to be amended to conform with this Second Amendment.

8. If any term, condition, or any part thereof, of this Second Amendment, the Note Purchase Agreement or of the other Loan Documents shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision, or condition of this Second Amendment, the Note Purchase Agreement and the other Loan Documents, and this Second Amendment, the Note Purchase Agreement and the other Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

9. The Borrowers acknowledge that, at all times prior to and through the date hereof, the Agent and the Lenders have acted in good faith and have conducted themselves in a commercially reasonable manner in its relationship with the Borrowers in connection with this Second Amendment and in connection with the obligations of the Borrowers to the Agent and the Lenders under the Loan; the Borrowers hereby waiving and releasing any claims to the contrary.

10. The Borrowers hereby acknowledge and agree that, from and after the date hereof, all references to the “Note Purchase Agreement” set forth in any Loan Document shall mean the Note Purchase Agreement, as modified pursuant to this Second Amendment, and that except as expressly modified hereby, the Note Purchase Agreement shall be and remain unchanged and in full force and effect, and the same is hereby expressly approved, ratified and confirmed.

11. The Borrowers acknowledge (a) that they have participated in the negotiation of this Second Amendment, and no provision of this Second Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision; (b) that each has had access to an attorney of its choosing in the negotiation of the terms of and in the preparation and execution of this Second Amendment, and each has had the opportunity to review, analyze, and discuss with its counsel this Second Amendment, and the underlying factual matters relevant to this Second Amendment, for a sufficient period of time prior to the execution and delivery hereof; (c) that all of the terms of this Second Amendment were negotiated at arm’s length; (d) that this Second Amendment was prepared and executed without fraud, duress, undue influence, or coercion of any kind exerted by any of the parties upon the others; and (e) that the execution and delivery of this Second Amendment by each of the Borrowers is its free and voluntary act and deed for the purposes contained herein.

12. This Second Amendment shall be governed by the laws of the State of New York, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Signature pages may be exchanged by facsimile and each party hereto agrees to be bound by its facsimile signature.

[The Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

OPINION RESEARCH CORPORATION, a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Secretary

MACRO INTERNATIONAL INC., a Delaware corporation

By:	/s/ Douglas L. Cox
Name:	Douglas L. Cox
Title:	Assistant Secretary

SOCIAL AND HEALTH SERVICES, LTD., a Maryland corporation

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Secretary

ORC HOLDINGS, LTD., an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Designated Signer

Signature Page to Second Amendment

O.R.C. INTERNATIONAL LTD, an English company

By:	/s/ Kevin P. Croke
Name:	Kevin P. Croke
Title:	Designated Signer

AGENT:

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jose A. Rosado
Name:	Jose A. Rosado
Title:	Vice President

LENDER(S):

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jose A. Rosado
Name:	Jose A. Rosado
Title:	Vice President

Signature Page to Second Amendment